                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                            Parker Drilling Company
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

[PARKER DRILLING COMPANY LOGO]

Proxy Statement
March 21, 2002

                                                          LETTER TO STOCKHOLDERS

MARCH 21, 2002

DEAR FELLOW SHAREHOLDERS:

We are pleased to offer you this invitation to attend our 2001 Annual Meeting of Stockholders. The meeting will be held on Thursday, April 25, 2002, at 10:00 a.m. Central Time, at the Westlake Club, 570 Westlake Park Boulevard, Houston, Texas.

At the meeting we will:

        o elect three directors for three-year terms,

        o approve PricewaterhouseCoopers LLP as our independent accountants for 2002, and

        o conduct any other business properly coming before the meeting.

We also will report on our performance in 2001 and answer your questions. You will have the opportunity to meet the directors and officers of the company as well as our independent accountants.

We are pleased to announce that in July 2001, our board appointed Dr. Robert M. Gates a director. Dr. Gates, former director of the Central Intelligence Agency, has extensive knowledge about Russia, Kazakhstan and other areas in which the Company has significant operations. As we continue to expand our presence in the countries of the former Soviet Union, Dr. Gates' insight will be extremely valuable.

We are also pleased to announce that in December 2001, our board appointed Mr. John W. Gibson as a director. Mr. Gibson, currently president and CEO of Landmark Graphics, has extensive experience in the oil and gas industry. Mr. Gibson will bring significant guidance and leadership to our company based on his extensive knowledge of the industry.

In November 2001, we announced the appointment of Mr. Robert F. Nash as senior vice president and chief operating officer to fill the vacancy created by the retirement of Mr. Linn. Robert's 26 years of service in the oil and gas industry, including a variety of senior management positions with Halliburton Energy Services, will prove beneficial to the Company.

In July 2001, Mr. James W. Linn, executive vice president and chief operating officer and board member, announced his retirement as an officer from the Company after 28 years of exemplary service. Although the Company will miss Jim's day-to-day involvement with our people and customers, we will retain the benefit of his considerable experience through his board service.

Again this year, all stockholders will be able to vote on the Internet. Last year, a significant number of our stockholders took advantage of Internet voting. We encourage you to vote on the Internet. It is a simple process and the least expensive way for us to process your vote.

We look forward to seeing you at the meeting. If you cannot attend the meeting, please log on to our Web site at www.parkerdrilling.com as we will be posting a summary of the meeting shortly thereafter.

Sincerely,


    /s/ ROBERT L. PARKER   /s/ ROBERT L. PARKER JR.
    Robert L. Parker       Robert L. Parker Jr.
    Chairman of the Board  President and Chief Executive Officer

 TABLE OF CONTENTS

                                                             PAGE
NOTICE OF 2001 ANNUAL MEETING...............................   3
PROXY STATEMENT.............................................   4
QUESTIONS AND ANSWERS.......................................   5
PROPOSALS TO VOTE ON........................................   9
THE BOARD OF DIRECTORS......................................  10
BOARD AND COMMITTEE MEETINGS................................  13
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER
  PARTICIPATION.............................................  14
DIRECTOR COMPENSATION.......................................  15
PRINCIPAL STOCKHOLDERS AND SECURITY OWNERSHIP OF
  MANAGEMENT................................................  16
PERFORMANCE GRAPH...........................................  18
EXECUTIVE COMPENSATION......................................  19
   COMPENSATION TABLE.......................................  19
   OPTIONS GRANTS...........................................  21
   OPTIONS EXERCISED........................................  22
COMPENSATION COMMITTEE REPORT...............................  24
AUDIT COMMITTEE REPORT......................................  27
OTHER INFORMATION...........................................  29
   RELATED TRANSACTIONS.....................................  29
   SEVERANCE COMPENSATION AND CONSULTING AGREEMENTS.........  30
   OTHER SEVERANCE ARRANGEMENTS.............................  30
   INDEMNIFICATION..........................................  30
   SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING.............  30
   COST OF PROXY SOLICITATION...............................  30
   REQUIREMENTS FOR SUBMISSION OF SHAREHOLDER PROPOSALS AND
     NOMINATION OF DIRECTORS................................  31

                                                   NOTICE OF 2001 ANNUAL MEETING

The 2001 Annual Meeting of Stockholders of Parker Drilling Company will be held on Thursday, April 25, 2002, at 10:00 a.m. Central Time, at the Westlake Club, 570 Westlake Park Boulevard, Houston, Texas, to conduct the following items of business:

        o elect three directors to three-year terms,

        o approve PricewaterhouseCoopers LLP as independent accountants for the year 2002, and

        o conduct any other business properly coming before the meeting.

Stockholders who owned shares of our stock at the close of business on March 8, 2002, are entitled to attend and vote at the meeting. A complete list of these stockholders will be available at our office prior to the meeting.

By Order of the Board of Directors,

/s/ RONALD C. POTTER
Ronald C. Potter
Corporate Secretary

 PROXY STATEMENT

If you are a stockholder of Parker Drilling Company as of the close of business on March 8, 2002, you have a right to vote on certain matters affecting the Company. This proxy statement discusses the proposals you are voting on this year. Please read this proxy statement carefully because it contains important information for you to consider when deciding how to vote. Your vote is important.

In this proxy statement, we refer to Parker Drilling Company as the "Company." We also refer to this proxy statement, the proxy card and our 2001 Annual Report as the "proxy materials."

The board of directors is sending proxy materials to you and all other stockholders on or about March 21, 2002. The board is asking you to vote your shares by completing and returning the proxy card or otherwise submitting your vote in a manner described later in this proxy statement under "Questions and Answers -- How Do I Vote?"

                                                           QUESTIONS AND ANSWERS

Q: WHO CAN VOTE AT THE ANNUAL MEETING?

A: Stockholders who owned Company common stock on March 8, 2002, may attend and vote at the annual meeting. Each share is entitled to one vote. There were 92,238,473 shares of Company common stock outstanding on March 8, 2002.

Q: WHAT IS IN THIS PROXY STATEMENT?

A: This proxy statement describes the proposals on which we would like you, as a stockholder, to vote. It also gives you information on the proposals, as well as other information, so that you can make an informed decision.

Q: WHAT IS THE PROXY CARD?

A: The proxy card enables you to appoint Robert L. Parker and Robert L. Parker Jr. as your representatives at the annual meeting. By completing and returning the proxy card, you are authorizing Robert L. Parker and Robert L. Parker Jr. to vote your shares at the meeting as you have instructed them on the proxy card. This way, your shares will be voted whether or not you attend the meeting. Even if you plan to attend the meeting, it is a good idea to complete and return your proxy card before the meeting date just in case your plans change. Alternatively, you may vote by telephone or on the Internet, as described in "How Do I Vote."

Q: WHAT AM I VOTING ON?

A: We are asking you to vote on:

o the election of three directors for a term of three years, and

o the approval of PricewaterhouseCoopers LLP as the Company's independent accountants for the year 2002.

Q: HOW DO I VOTE?

A: YOU MAY VOTE BY MAIL.
You do this by completing and signing your proxy card and mailing it in the enclosed, prepaid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted:

o as you instruct, and

o according to the best judgment of Robert L. Parker and Robert L. Parker Jr. if a proposal comes up for a vote at the meeting that is not on the proxy card.

If you do not mark your voting instructions on the proxy card, your shares will be voted:

o for the three named nominees for directors,

o for the approval of PricewaterhouseCoopers LLP as the Company's independent accountants for year 2002, and

o according to the best judgment of Robert L. Parker and Robert L. Parker Jr. if a proposal comes up for a vote at the meeting that is not on the proxy card.

YOU MAY VOTE BY TELEPHONE.
You do this by following the "Vote by Telephone" instructions that came with your proxy statement. If you vote by telephone, you do not have to mail in your proxy card.

YOU MAY VOTE ON THE INTERNET.
You do this by following the "Vote by Internet" instructions that came with your proxy statement. If you vote on the Internet, you do not have to mail in your proxy card.

 QUESTIONS AND ANSWERS

YOU MAY VOTE IN PERSON AT THE MEETING.
We will distribute written ballots to anyone who wants to vote in person at the meeting; however, if you hold your shares in street name, you must request a proxy from your stockbroker in order to vote at the meeting. Holding shares in "street name" means you hold them through a brokerage firm, bank or other nominee, and therefore the shares are not held in your individual name.

Q: HOW DO I VOTE MY STOCK BONUS PLAN (401(K)) SHARES?

A: The proxy card you receive from our transfer agent will include your shares held under the Parker Drilling Company Stock Bonus Plan (401(k)). By completing and returning your proxy card, you provide voting instructions:

o to the transfer agent for shares you hold in your individual name at Wells Fargo Bank Minnesota, N.A., and

o to the Stock Bonus Plan's purchasing agent for shares you hold through the plan.

Q: WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

A: It means that you have multiple accounts at the transfer agent or with stockbrokers. Please complete and return all proxy cards to ensure that all your shares are voted.

Unless you need multiple accounts for specific purposes, it may be less confusing if you consolidate as many of your transfer agent or brokerage accounts as possible under the same name or address.

If you would like to combine various household accounts into one for purposes of proxy solicitation, please call our stock transfer agent, at (800) 468-9716, and instruct the shareowner services representative to do so.

Q: WHAT IF I CHANGE MY MIND AFTER I RETURN MY PROXY?

A: You may revoke your proxy and change your vote by:

o signing another proxy card with a later date and returning it before the polls close at the meeting,

o voting by telephone or on the Internet before 12:00 p.m. Central Time, on April 24, 2002, (your latest telephone or Internet vote is counted), or

o voting at the meeting.

Q: WILL MY SHARES BE VOTED IF I DO NOT RETURN MY PROXY?

A: If your shares are held in street name, your brokerage firm, under certain circumstances, may vote your shares.

Brokerage firms have authority under New York Stock Exchange rules to vote customers' unvoted shares on some "routine" matters. The New York Stock Exchange has determined that the election of directors and approval of independent accountants described later under "Proposals To Be Voted On" are considered routine matters. If you do not give a proxy to vote your shares, your brokerage firm may either:

o vote your shares on routine matters, or

o leave your shares unvoted.

                                                           QUESTIONS AND ANSWERS

When a brokerage firm votes its customers' unvoted shares on routine matters, these shares are counted to determine if a quorum exists to conduct business at the meeting. A brokerage firm cannot vote customers' unvoted shares on non-routine matters. These shares are considered not entitled to vote on non-routine matters, rather than as a vote against the matters.

We encourage you to provide instructions to your brokerage firm by giving your proxy. This ensures that your shares will be voted at the meeting.

You may have granted your stockbroker discretionary voting authority over your account.

Your stockbroker may be able to vote your shares depending on the terms of the agreement you have with your stockbroker.

A purchasing agent under a retirement plan may be able to vote a participant's unvoted shares. If you are a participant in the Stock Bonus Plan (401(k)), the Plan's purchasing agent, under certain circumstances, can vote your shares.

Q: HOW MANY SHARES MUST BE PRESENT TO HOLD THE MEETING?

A: To hold the meeting and conduct business, a majority of the Company's outstanding shares as of March 8, 2002, must be present at the meeting. This is called a quorum.

Shares are counted as present at the meeting if the stockholder either:

o is present and votes in person at the meeting, or

o has properly submitted a proxy (including voting by telephone or over the Internet).

Q: HOW MANY VOTES MUST THE NOMINEES HAVE TO BE ELECTED AS DIRECTORS?

A: The three nominees receiving the highest number of votes for election will be elected as directors. This number is called a plurality of the votes cast.

Q: HOW MANY VOTES MUST PRICEWATERHOUSECOOPERS LLP RECEIVE TO BE APPROVED AS INDEPENDENT ACCOUNTANTS?

A: PricewaterhouseCoopers LLP will be approved if a majority of the shares present at the meeting in person or by proxy vote for approval.

Q: WHAT HAPPENS IF A NOMINEE IS UNABLE TO STAND FOR ELECTION?

A: The board may reduce the number of directors or select a substitute nominee. In the latter case, if you have completed and returned your proxy, Robert L. Parker and Robert L. Parker Jr. can vote your shares for a substitute nominee. They cannot vote for more than three nominees.

Q: HOW ARE VOTES COUNTED?

A: You may vote either "for" each director nominee or withhold your vote from any one or all of the nominees.

You may vote "for" or "against" the proposal to approve PricewaterhouseCoopers LLP as independent accountants or abstain from voting on this proposal. If you abstain from voting, it will have the

 QUESTIONS AND ANSWERS

same effect as a vote "against" this proposal.

If you give your proxy without voting instructions, your shares will be counted as a vote for each director nominee and for the proposal to approve PricewaterhouseCoopers LLP as independent accountants for 2002.

Voting results are tabulated and certified by our transfer agent, Wells Fargo Bank Minnesota, N.A.

Q: IS MY VOTE KEPT CONFIDENTIAL?

A: Proxies, ballots and voting tabulations identifying stockholders are kept confidential and will not be disclosed except as may be necessary to meet legal requirements.

Q: HOW DO I FIND THE VOTING RESULTS OF THE MEETING?

A: We will announce voting results at the meeting. We will publish these results in our quarterly report on Form 10-Q for the second quarter of 2002 which will be available on our Web site at www.parkerdrilling.com. We will file that report with the Securities and Exchange Commission (SEC). You can get a copy by contacting our Investor Relations Department at (281) 406-2212 or the SEC at
(202) 942-8090 for the location of the nearest public reference room. You can also get a copy on the Internet through the SEC's electronic data system, called EDGAR, at www.sec.gov or under SEC filing in the Investor Relations section of the Company's Web site.

                                                            PROPOSALS TO VOTE ON

1. ELECTION OF DIRECTORS

Nominees for directors this year are Robert L. Parker, Robert L. Parker Jr. and Simon G. Kukes. These three directors currently comprise Class III of the three classes of directors.

Each nominee is currently a director of the Company and has consented to serve a three-year term. Each of the three directors has previously stood for election, with the exception of Mr. Kukes who was appointed by the board in July 2000.

THE BOARD RECOMMENDS A VOTE FOR THESE NOMINEES.

2. APPROVAL OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS OF THE COMPANY FOR 2002

We are asking the stockholders to approve PricewaterhouseCoopers LLP ("PWC") as independent accountants for the Company for 2002. The board of directors, upon recommendation of the Audit Committee, has unanimously selected PWC as independent accountants for 2002, subject to approval of the stockholders. A representative of PWC will attend the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to answer appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF PWC AS INDEPENDENT ACCOUNTANTS FOR 2002.

OTHER BUSINESS

The board of directors knows of no other business to be considered at the meeting; however, if:

o other matters are properly presented at the meeting, or for any adjournment or postponement of the meeting, and

o you have properly submitted your proxy,

then Robert L. Parker and Robert L. Parker Jr. will, with your proxy, vote your shares on those matters according to their best judgment.

 THE BOARD OF DIRECTORS

NOMINEES FOR DIRECTOR (CLASS III) -- WITH TERM OF OFFICE EXPIRING AT THE 2004 ANNUAL MEETING OF STOCKHOLDERS

ROBERT L. PARKER
DIRECTOR SINCE 1969
Mr. Parker, age 78, chairman of the board since 1991, also served as president and chief executive officer of the Company from 1954 until October 1991. He also serves on the board of directors of Clayton Williams Energy, Inc., BOK Financial Corporation, and Wells Fargo Bank Texas, Kerrville, N.A.. He is the father of Robert L. Parker Jr.

ROBERT L. PARKER JR.
DIRECTOR SINCE 1973
Mr. Parker Jr., age 53, is president and chief executive officer, having joined the Company in 1973. He was elected president and chief operating officer in 1977 and chief executive officer in December 1991. He previously was elected a vice president in 1973 and executive vice president in 1976. Mr. Parker Jr. is on the board of directors of the University of Texas Engineering Foundation Advisory Council, the University of Texas Development Board and the International Association of Drilling Contractors. He is the son of Robert L. Parker.

SIMON G. KUKES
DIRECTOR SINCE JULY 2000
Mr. Kukes, age 55, joined the Company's board in July 2000. He serves as president and chief executive officer of Moscow-based Tyumen Oil Company, one of the world's top 15 private oil companies. He also serves as advisor to the Foreign Policy Association. Mr. Kukes graduated cum laude from Moscow Chemical Technical Institute in 1969 and gained his doctorate in kinetic chemical processes in 1973. From 1979 to 1998, he held top management positions with Phillips Petroleum and Amoco Oil.

                                                          THE BOARD OF DIRECTORS

CONTINUING DIRECTORS (CLASS I) -- WITH TERM OF OFFICE EXPIRING AT THE 2002 ANNUAL MEETING OF SHAREHOLDERS

DAVID L. FIST
DIRECTOR SINCE 1986
Mr. Fist, age 70, is a member of the law firm of Rosenstein, Fist & Ringold, Tulsa, Oklahoma, having been associated with the firm since 1955. He serves as a director of Peoples State Bank.

JAMES W. LINN
DIRECTOR SINCE 1986
Mr. Linn, age 56, served as executive vice president and chief operating officer of Parker Drilling from 1991 to 2001. He joined Parker in 1973 and served in various leadership positions in the company's international and U.S. operations departments. He retired as an officer of the Company in July 2001. Mr. Linn is also a director of Sarkeys Energy Center at the University of Oklahoma, a director of the International Association of Drilling Contractors (IADC), a member of the Oklahoma and Tulsa County Bar Associations, and a member of the Advisory Board to the Mewbourne School of Petroleum and Geological Engineering at the University of Oklahoma.

R. RUDOLPH REINFRANK
DIRECTOR SINCE 1993
Since January 1, 1997, Mr. Reinfrank, age 46, is a co-founder and managing general partner of Clarity Partners. Prior to the formation of Clarity Partners, Mr. Reinfrank co-founded Rader Reinfrank & Co., LLC, Beverly Hills, California. From May 1993 through December 1996, Mr. Reinfrank was a managing director of the Davis Companies.

JOHN W. GIBSON
DIRECTOR SINCE DECEMBER 2001
Since May 2000 Mr. Gibson, age 44, has served as president and CEO of Landmark Graphics. Previously he served as the company's chief operating officer, executive vice president of Landmark's Integrated Products groups, and president and vice president of Landmark's Zycor Division. He began his career in the oil and gas industry as an exploration geophysicist for Gulf Oil Company. Following the acquisition of Gulf by Chevron, he became manager of geophysical and geological subsurface imaging for Chevron's Oil Field Research Company.

 THE BOARD OF DIRECTORS

CONTINUING DIRECTORS (CLASS II) -- WITH TERM OF OFFICE EXPIRING AT THE 2003 ANNUAL MEETING OF STOCKHOLDERS

BERNARD DUROC-DANNER
DIRECTOR SINCE 1996
Mr. Duroc-Danner, age 48, is chairman, president and chief executive officer of Weatherford International, Inc., having held these positions since May, 1998. For the previous five years he held the positions of president, chief executive officer and director of Energy Ventures, Inc. ("EVI"). Weatherford International, Inc. is an international manufacturer and supplier of oilfield equipment. Mr. Duroc-Danner is also chairman of Grant Prideco and a director of Caldive International and Universal Compression.

JAMES E. BARNES
DIRECTOR SINCE 1998
Mr. Barnes, age 68, previously served as chairman, president and chief executive officer of MAPCO Inc., a diverse Fortune 500 energy company, which merged in 1998 with The Williams Companies. Mr. Barnes also serves on the boards of Stillwell Financial, Inc. (formerly known as Kansas City Southern Industries, Inc.), BOK Financial Corp. and SBC Communications Inc.

ROBERT M. GATES
DIRECTOR SINCE JULY 2001
Dr. Gates, age 58, is a former director of the Central Intelligence Agency, which he joined in 1966. From 1991 to 1993 he served as director of central intelligence. From 1999 to 2001, he served as Dean of the George Bush School of Government and Public Service at Texas A&M University. Dr. Gates is a member of the board of trustees of The Fidelity Funds and a member of the board of directors of TRW, Inc., and NACCO Industries. He serves as senior adviser or consultant to several major international firms, and is a trustee of the Charles Stark Draper Laboratory in Boston and the Forum for International Policy. He is on the national executive board of the Boy Scouts of America and president of the National Eagle Scout Association.

NUMBER OF DIRECTORS AND TERMS
The Company currently has ten directors. Each current director was elected by the stockholders except for Mr. Kukes, who was appointed by the board in July 2000 and is standing for election this year, Mr. Gates, who was appointed by the board in July 2001 and will stand for election as a Class II Director at the 2003 Annual Meeting and Mr. Gibson, who was appointed by the board in December 2001 and will stand for election at the 2002 Annual Meeting as a Class I Director. The remaining seven directors will continue to serve the terms described in their biographies above.

Our directors serve staggered terms. This is accomplished as follows:

o each director who is elected at an annual meeting of stockholders serves a three-year term,

o the directors are divided into three classes,

o the classes are as nearly equal in number as possible, and

o the term of each class begins on a staggered schedule.

                                                    BOARD AND COMMITTEE MEETINGS

During 2001, the board of directors held four regular meetings and one telephonic meeting. Each director attended or participated in all meetings of the board and applicable committee meetings during 2001, with the exception of Mr. Kukes, who was absent from three board meetings; Mr. Duroc-Danner, who was absent from two board meetings and one Audit Committee meeting; and Mr. Reinfrank who was absent from one board meeting. The following table describes the board's committees. The board does not have a nominating committee or a committee serving a similar function.

                                                            NUMBER OF
NAME OF COMMITTEE        FUNCTIONS OF THE                   MEETINGS
AND MEMBERS              COMMITTEE                          IN 2001
---------------------------------------------------------------------
AUDIT                    o reviews with management and       Four (4)
                         independent accountants the
James E. Barnes*         quarterly and year-end financial
R. Rudolph Reinfrank**   statements and material changes
Bernard Duroc-Danner**   in accounting principles or
Robert M. Gates**        practices
                         o reviews reports of independent
                         accountants and internal auditors
                         o reviews recommendations about
                         internal controls
                         o recommends selection of
                         independent accountants to the
                         board
                            (Refer to the Audit Committee
                              report on page 27.)
---------------------------------------------------------------------
COMPENSATION             o determines the compensation of    Four (4)
                         the chief executive officer
R. Rudolph Reinfrank*    o reviews and approves:
David L. Fist              o compensation philosophy of
James E. Barnes**            officers and key employees
John W. Gibson**           o programs for annual and
                             long-term compensation
                         o reviews and approves the
                         granting of options under stock
                         plans and bonus awards under
                         incentive compensation plans
                           (Refer to the Compensation
                          Committee report on page 24.)

 * Chairperson

** Messrs. Reinfrank and Duroc-Danner were appointed to the Audit Committee and Mr. Barnes was appointed to the Compensation Committee on April 25, 2001. Dr. Gates was appointed to the Audit Committee and Mr. Gibson was appointed to the Compensation Committee on January 23, 2002.

 COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2001:

o none of the members of the Compensation Committee was an officer (or former officer) or employee of the Company or any of its subsidiaries;

o none of the members of the Compensation Committee entered into (or agreed to enter into) any transaction or series of transactions with the Company or any of its subsidiaries in which the amount involved exceeds $60,000;

o none of the Company's executive officers served on the compensation committee (or another board committee with similar functions or, if there was no committee like that, the entire board of directors) of another entity where one of that entity's executive officers served on the Company's Compensation Committee;

o none of the Company's executive officers was a director of another entity where one of that entity's executive officers served on the Company's Compensation Committee; and

o none of the Company's executive officers served on the compensation committee (or another board committee with similar functions or, if there was no committee like that, the entire board of directors) of another entity where one of that entity's executive officers served as a director on the Company's board.

                                                           DIRECTOR COMPENSATION

We pay directors who are also officers of the Company $2,000 for each board meeting.

In 2001, compensation for non-employee directors included the following:

o an annual retainer of $7,000

o $2,000 for each board meeting

o $1,000 for each committee meeting

o expenses of attending board and committee meetings

Non-employee directors may participate in the 1997 Parker Drilling Company Stock Plan. Under this Plan non-employee directors are granted stock options at the direction of the Compensation Committee. In 2001, non-employee directors received the following stock options:

o Robert M. Gates -- 15,000 options

o John W. Gibson -- 15,000 options

Effective as of the board meeting on October 25, 2001, the fees paid to non-employee and employee directors were increased to $3,000 for each board meeting and to $2,000 for each committee meeting. Effective as of the board meeting on April 25, 2002, the annual retainer to be paid to non-employee directors will increase to $10,000.

At the January 30, 2002, meeting of the Compensation Committee, the award of 5,000 stock options to each non-employee director was approved. The stock options have a $3.50 strike price and expire on January 30, 2009. The last time stock options were granted to non-employee directors was July 1999 at which time 15,000 options were awarded to each non-employee director.

 PRINCIPAL STOCKHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth information concerning beneficial ownership of the Company's common stock as of January 31, 2002, by (a) all persons known by the Company to be beneficial owners of more than five percent (5%) of such stock, (b) each director and nominee for director of the Company, (c) each of the executive officers of the Company named in the Executive Compensation table, and (d) all directors and executive officers as a group. Unless otherwise noted, the persons named below have sole voting and investment power with respect to such shares.

                 AMOUNT AND NATURE OF SHARES BENEFICIALLY OWNED

                                       SHARES         RIGHT       OTHER    PERCENT OF
                                        OWNED       TO ACQUIRE    STOCK    OUTSTANDING
NAME                                     (1)           (2)         (3)      SHARES(4)
--------------------------------------------------------------------------------------
MELLON FINANCIAL CORPORATION          7,824,878(5)         --         --      8.49%
CITIGROUP INC.                        6,847,992(6)         --         --      7.40%
DIMENSIONAL FUND ADVISORS             5,087,500(7)         --         --      5.52%
ROBERT L. PARKER                      3,905,389(8)    522,500     22,500      4.80%
ROBERT L. PARKER JR.                    235,497(9)    938,500     22,500      1.26%
JAMES W. LINN                           171,120       514,250      3,750      *
JAMES J. DAVIS                          100,540(10)   478,500     22,250      *
ROBERT F. NASH                               --        18,750     56,250      *
THOMAS L. WINGERTER                      44,141(11)   239,500     22,500      *
W. KIRK BRASSFIELD                        4,170        90,000     15,000      *
R. RUDOLPH REINFRANK                      4,000        68,250      3,750      *
DAVID L. FIST                               600        68,250      3,750      *
BERNARD DUROC-DANNER                         --        58,250      3,750      *
JAMES E. BARNES                          30,000(12)    23,250      3,750      *
SIMON G. KUKES                               --        16,250      3,750      *
ROBERT M. GATES                           2,000         5,000     15,000      *
JOHN W. GIBSON                               --         5,000     15,000      *

DIRECTORS AND EXECUTIVE OFFICERS AS
  A GROUP (14 PERSONS)                4,497,457     3,046,250    213,500      7.92%

--------------------------------------------------------------------------------------

*       Less than 1%

                     PRINCIPAL STOCKHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

(1)  Includes shares:

       o for which the person has sole voting and investment power, or

       o for which the person has shared voting and investment power with his/her spouse

       o that are held in the Parker Drilling Company Stock Bonus Plan.
      Excludes shares that may be acquired through stock option exercises.
(2) Shares that can be acquired through stock option exercises within 60 days of the date of the proxy.
(3) Shares subject to a vesting schedule, forfeiture risk and other restrictions.
(4) Shares of common stock which are not outstanding but which could be acquired by a person upon exercise of an option within 60 days of the Proxy Statement, are deemed outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by such person. Such shares, however, are not deemed to be outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other person.
(5) Based on information obtained from Schedule 13G filed by Mellon Financial dated January 23, 2002.
(6) Based on information obtained from Schedule 13G filed by Citigroup, Inc., dated February 4, 2002.
(7) Based on information obtained from Schedule 13G filed by Dimensional Fund Advisors as of January 30, 2002.
(8) Includes 67,200 shares owned by Mr. Parker's spouse, as to which shares Mr. Parker disclaims any beneficial ownership and has no voting control and 3,796,045 shares held by the Robert L. Parker Trust, over which Mr. Parker has sole voting control and shared dispositive power.
(9) Includes 5,760 shares held as trustee for Mr. Parker Jr.'s nieces, as to which he disclaims any beneficial ownership.
(10) Includes 77,200 shares held by Mr. Davis' spouse in a trust over which she is trustee only.
(11) Includes 3,200 shares held in Mr. Wingerter's daughter's name as part of UTMA and Education Trust account.
(12) All shares are held by the James E. Barnes Revocable Trust.

 PERFORMANCE GRAPH

The following performance graph compares cumulative total stockholder returns on the Company's common stock compared to the Philadelphia Oil Service Index (OSX) and a Peer Group Index consisting of Nabors Industries, Rowan Companies, Inc., Noble Drilling Corp., Helmerich & Payne and Pride International, Inc., calculated at the end of each fiscal year, December 31, 1998, through December 31, 2001. The composition of companies that comprise the Peer Group Index was increased based on the diversification of the Company during 2000 to enable comparisons with peer companies whose operations and business most closely resemble that of the Company. Due to the discontinuation of the S&P Oil and Gas Drilling Index as of December 31, 2001, coupled with the fact that this index only represented four companies, management decided to replace this index with the OSX this year. The OSX, which began February 24, 1997, is comprised of 15 companies involved in various aspects of the oil and gas service industry. The graph assumes $100 was invested on December 31, 1997, in the company's common stock and in each of the referenced indices and assumes reinvestment of dividends.

PERFORMANCE DATA

                                  [Perf Graph]



                                    97      98      99       00      01
Parker Drilling                   100.00   26.17   26.15    41.54   30.28
Philadelphia Oil Service Index    100.00   45.06   75.16   109.10   76.19
Peer Group (HP, NBR, NE, RDC,
  PDE)                            100.00   33.76   65.50   106.57   73.29

                                                          EXECUTIVE COMPENSATION

The following table sets forth information concerning compensation for services rendered in all capacities to the Company by the chief executive officer, the four next most highly compensated executive officers of the Company and Mr. Linn who retired in July 2001 (collectively, the "Named Executive Officers"), for the years ended December 31, 2001, 2000 and 1999.

SUMMARY COMPENSATION TABLE

                                                                                   LONG-TERM
                                      ANNUAL COMPENSATION                     COMPENSATION AWARDS
                                                       OTHER       RESTRICTED   SECURITIES
                                                       ANNUAL        STOCK      UNDERLYING      ALL OTHER
       NAME AND                 SALARY     BONUS    COMPENSATION    AWARD(S)     OPTIONS/     COMPENSATION
  PRINCIPAL POSITION     YEAR   ($)(1)      ($)        ($)(2)         ($)        SARS(#)           ($)
------------------------------------------------------------------------------------------------------------
Robert L. Parker Jr.     2001   507,096   200,000                                 45,000     194,321(3)(9)
PRESIDENT AND            2000   493,000   142,500                                     --     10,703
CHIEF EXECUTIVE          1999   497,500   162,925                                150,000     18,147
OFFICER

Robert L. Parker         2001   462,000   175,000     122,615                     45,000     206,800(4)
CHAIRMAN                 2000   468,000   142,500     139,406                                123,222
                         1999   472,500   154,350     154,720                    100,000     329,441

James W. Linn            2001   169,077   140,000                                     --     1,007,345(5)(9)
EXECUTIVE VICE           2000   318,000    66,400                                     --     9,470
PRESIDENT AND            1999   314,500                                           89,000     16,290
CHIEF OPERATING OFFICER
(retired July 2001)

James J. Davis           2001   265,014   125,000                                 45,000     92,458(6)(9)
SR. VICE PRESIDENT-      2000   220,000                                               --     8,887
FINANCE AND CHIEF        1999   209,000    50,000                                 89,000     17,163
FINANCIAL OFFICER

Thomas L. Wingerter      2001   200,184   137,118                                 45,000     6,059(7)(9)
VICE PRESIDENT -         2000   170,000    30,000                                     --     6,722
OPERATIONS               1999   156,577    57,850                                 50,000     7,050

W. Kirk Brassfield       2001   155,877    66,420                                 30,000     71,203(8)(9)
VICE PRESIDENT AND       2000   130,800                                               --     5,292
CORPORATE                1999   117,800    30,000                                 25,000     5,210
CONTROLLER

 EXECUTIVE COMPENSATION

(1) For each of the employed directors, includes director's fees of $12,000 for 2001 and $18,000 for each of the years 2000 and 1999.
(2) No compensation was received by the Named Executive Officers which requires disclosure in this column except for Mr. Parker whose Other Annual Compensation in 2001 includes $57,393 for tax preparation and $59,445 for salaries to employees who work jointly for the Company and the Robert L. Parker Trust.
(3) Mr. Parker Jr.'s All Other Compensation for 2001 is comprised of Company matching contributions to its 401(k) plan of $6,800, $717 representing the full dollar value of the term portion of a Company-paid premium for split dollar life insurance policy and $3,270 representing the present value of the benefit of the non-term portion of that premium. Also included in All Other Compensation are Company-reimbursed moving expenses of $160,198 to move Mr. Parker Jr. from Tulsa to Houston.
(4) Mr. Parker's All Other Compensation for 2001 is comprised of Company matching contributions to its 401(k) plan of $6,800, $30,813 representing the full dollar value of the term portion of a Company-paid premium for a split dollar life insurance policy and $169,187 representing the full-dollar value of the non-term portion of that premium. See caption "Related Transactions" on page 29.
(5) Mr. Linn's All Other Compensation for 2001 is comprised of Company matching contributions to its 401(k) plan of $6,800, $537 representing the full dollar value of the term portion of a Company-paid premium for a split dollar life insurance policy and $2,293 representing the present value of the benefit of the non-term portion of that premium. Also included in All Other Compensation is a $1 million lump sum severance payment to Mr. Linn the details of which can be found under "Other Severance Arrangements" on page 30.
(6) Mr. Davis' All Other Compensation for 2001 is comprised of Company matching contributions to its 401(k) plan of $6,800, $477 representing the full dollar value of the term portion of a Company-paid premium for a split dollar life insurance policy and $1,834 representing the present value of the benefit of the non-term portion of that premium. Also included in All Other Compensation are Company-reimbursed moving expenses of $85,181 to move Mr. Davis from Tulsa to Houston.
(7) Mr. Wingerter's All Other Compensation for 2001 is comprised of Company matching contributions to its 401(k) plan of $5,737, $322 representing the full dollar value of the term portion of a Company-paid premium for a split dollar life insurance policy and $1,647 representing the present value of the benefit of the non-term portion of that premium.
(8) Mr. Brassfield's All Other Compensation for 2001 is comprised of Company matching contributions to its 401(k) plan of $5,708, $290 representing the full dollar value of the term portion of a Company-paid premium for a split dollar life insurance policy and $1,725 representing the present value of the benefit of the non-term portion of that premium. Also included in All Other Compensation are Company-reimbursed moving expenses of $65,205 to move Mr. Brassfield from Tulsa to Houston.
(9) The present value of the benefit of the non-term portion of the split dollar life insurance policies was determined by calculating the present value of interest at risk on future premiums to be paid by the Company, assuming an interest credit rate of 8% plus the present value of past premiums paid by the Company, assuming an interest credit rate of 8%.

                                                          EXECUTIVE COMPENSATION

OPTION/SAR GRANTS IN 2001 TO EMPLOYEES

The following options were granted to employees in 2001:

------------------------------------------------------------------
                                          NUMBER OF OPTIONS
                                           GRANTED IN 2001
                                        UNDER 1997 STOCK PLAN
------------------------------------------------------------------
NAME                                EXERCISABLE(1)   UNEXERCISABLE
------------------------------------------------------------------
NAMED EXECUTIVE OFFICERS/(FROM         105,000(2)       105,000(2)
SUMMARY COMPENSATION TABLE)
EXECUTIVE OFFICER GROUP                 18,750(3)        56,250(3)
NON-EXECUTIVE OFFICERS                  82,500(2)        82,500(2)
EMPLOYEE GROUP                         498,750(2)       521,250(2)
------------------------------------------------------------------

(1) Shares that can be acquired through stock option exercises within 60 days of the date of this Proxy.

(2) 25% of the grants to officers and employees under the 1997 stock plan vest at the time of grant, and 25% vest on the anniversary date of the grants in the next three years.

(3) Mr. Nash was granted 75,000 options on November 26, 2001, 25% of which vested on November 26, 2001, and 25% will vest on November 26, 2002, 2003 and 2004.

 EXECUTIVE COMPENSATION

AGGREGATED OPTION/SAR EXERCISES IN 2001 AND YEAR-END 2001 OPTION/SAR VALUES

The following table provides information on the options granted to the Executive Officers named in the Executive Compensation Table and the potential realizable value of those grants (on a pre-tax basis) determined in accordance with SEC rules. The information in this table shows how much the named executive officers may eventually realize in future dollars under two hypothetical situations: if the stock gains 5% or 10% in value per year compounded over the six-year life of the options. These are assumed rates of appreciation and not intended to forecast future appreciation of the Company's common stock.

                                                       POTENTIAL REALIZABLE VALUE AT ASSUMED ANNUAL
                                                       RATES OF STOCK PRICE APPRECIATION
                        INDIVIDUAL GRANTS              FOR OPTION TERM(B)
--------------------------------------------------------------------------------------------------------------
                        NUMBER OF    PERCENT OF
                        SECURITIES   TOTAL OPTIONS
                        UNDERLYING   GRANTED TO        EXERCISE
                        OPTIONS      EMPLOYEES IN      PRICE PER    EXPIRATION                     GRANT DATE
NAME                    GRANTED(#)   2001(A)           SHARE($/S)   DATE         5%($)    10%($)   VALUE($)(C)
--------------------------------------------------------------------------------------------------------------
ROBERT L. PARKER          45,000          3.2%           $5.35        4/3/08     88,200   94,500     82,350
ROBERT L. PARKER JR.      45,000          3.2%           $5.35        4/3/08     88,200   94,500     82,350
JAMES J. DAVIS            45,000          3.2%           $5.35        4/3/08     88,200   94,500     82,350
THOMAS L. WINGERTER       45,000          3.2%           $5.35        4/3/08     88,200   94,500     82,350
W. KIRK BRASSFIELD        30,000          2.1%           $5.35        4/3/08     58,800   63,000     54,900

(a) Based on the total number of options granted to employees in 2001 under the 1997 Stock Plan.
(b) Calculated over a six-year period, which is equal to the maximum term of the options.
(c) Calculated using the Black-Scholes option pricing model, based on the Company's current dividend policy, volatility based on stock price data over the six years preceding the option grants (56.0%) and a risk-free interest rate (4.40%), which equaled, at the time of the option grants, the yield on U.S. Treasury Strips with a time to maturity that approximates the six-year estimated average life of the options. The result is a Black-Scholes option value of $1.83 per share. The Company does not believe the values estimated by this model, or any other model, necessarily will be indicative of the values to be realized by an executive.

                                                          EXECUTIVE COMPENSATION

OPTION/SAR GRANTS IN 2001 TO DIRECTORS

Upon their appointment to the board of directors, the following stock option grants were made to Dr. Gates and Mr. Gibson:
--------------------------------------------------------------------------------

                                 NUMBER OF OPTIONS GRANTED IN
                                  2001 UNDER 1997 STOCK PLAN
--------------------------------------------------------------
NAME                             EXERCISABLE   NON-EXERCISABLE
--------------------------------------------------------------
ROBERT M. GATES                     5,000          10,000
JOHN W. GIBSON                      5,000          10,000

-------------------------------

AGGREGATED YEAR-END OPTION VALUES

                                    NUMBER OF SECURITIES
                                   UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED IN-
                                       OPTIONS/SARS AT           THE-MONEY OPTIONS/ SARS AT
                                      DECEMBER 31, 2001             DECEMBER 31, 2001 (1)
  ------------------------------------------------------------------------------------------
  NAME                           EXERCISABLE   UNEXERCISABLE     EXERCISABLE   UNEXERCISABLE
  ------------------------------------------------------------------------------------------
  ROBERT L. PARKER JR.             889,749         71,251(2)      $ 56,531       $ 18,844
  ROBERT L. PARKER                 486,249         58,751(3)      $ 37,687       $ 12,563
  JAMES W. LINN                    490,749         22,251(4)      $ 33,541       $ 11,181
  JAMES J. DAVIS                   444,999         56,001(5)      $ 33,541       $ 11,181
  THOMAS L. WINGERTER              215,749         46,251(6)      $ 18,843       $  6,282
  W. KIRK BRASSFIELD                66,249         38,751(7)      $  9,241       $  3,141

(1) The value per option is calculated by subtracting the exercise price of each option ($4.50 for previous awards under the 1994 Plan and $8.875 for all awards in 1997 under the 1994 and the 1997 Plans and $10.8125 for awards in 1998 under the 1997 Plan, $3.1875 for awards in 1999 under the 1997 Plan and $5.35 for awards in 2001 under the 1997 Plan) from the $3.69 closing price of the Company's common stock on the New York Stock Exchange on December 31, 2001.
(2) 48,751 vest in 2002, 11,250 vest in 2003 and 11,250 vest in 2004
(3) 36,251 vest in 2002, 11,250 vest in 2003 and 11,250 vest in 2004
(4) 22,251 vest in 2002
(5) 33,501 vest in 2002, 11,250 vest in 2003 and 11,250 vest in 2004
(6) 23,751 vest in 2002, 11,250 vest in 2003 and 11,250 vest in 2004
(7) 23,751 vest in 2002, 7,500 vest in 2003 and 7,500 vest in 2004

 COMPENSATION COMMITTEE REPORT

In this section we describe our executive compensation policies and practices, including the compensation we pay our chief executive officer, the next four highly compensated officers and other key employees.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

During 2001, the Compensation Committee of the Company's board of directors consisted of R. Rudolph Reinfrank and David L. Fist. At regular meetings of the board of directors of the Company on April 25, 2001, and January 23, 2002, Mr. James E. Barnes and Mr. John W. Gibson, respectively, were appointed to the committee. No member of our committee is or has been an employee of the Company or any of its subsidiaries. Each member qualifies as a "non-employee director" under Rules 16b-3 of the Securities Exchange Act of 1934 and as an "outside director" under Section 162(m) of the Internal Revenue Code.

Our committee has overall responsibility for the Company's compensation policies for executive officers, other officers and key employees. Our committee's functions include:

o determining the compensation of the chief executive officer, Robert L. Parker Jr.

o on recommendation of the chief executive officer, reviewing and approving the other executive officers', other officers' and key employees' compensation, including salary, payments under the annual incentive bonus compensation plan, and

o recommending the granting of awards to the board under the Company's stock plans.

Our committee is providing the following report on the Company's compensation policies, the relationship of the Company's performance to such compensation policies and the chief executive officer's compensation.

COMPENSATION POLICIES

The Company's compensation policies for executive and non-executive officers and key employees are designed to address a number of objectives, including rewarding financial performance and rewarding the achievement of returns for stockholders. The Company's policies rely primarily on two principles:

o First, a significant portion of the compensation should be in the form of stock and stock-based incentives, and

o Second, a large portion of cash compensation should be dependent upon meeting stated financial objectives.

When establishing salaries, bonus levels and stock-based awards, our committee considers the job functions, responsibilities and performance during the past year, and the amounts of compensation paid to officers and key employees in similar positions of comparable companies, based on periodic reviews of data obtained from independent consultants. Our committee reviews companies whose size, type of business, assets, and rates of growth are similar to the Company's.

                                                   COMPENSATION COMMITTEE REPORT

Our committee also makes discretionary and subjective determinations of appropriate compensation amounts to take into account the Company's philosophy of compensating individuals for the success they achieve in managing specific functions or their performance in extraordinary circumstances, such as leadership during difficult market conditions, corporate reorganizations, etc.

In the case of officers and key employees other than Mr. Parker Jr., the committee places great weight on the recommendation of Mr. Parker Jr.

THE VALUE OF EQUITY

A basic premise of the Company's compensation policy is that significant equity participation creates a vital long-term partnership between management and other stockholders. Through the Company's Stock Plan, the value of equity ownership is extended to officers and other employees of the Company in a broad-based manner.

ANNUAL BASE SALARY

The committee believes that base salary plays a major role in attracting, motivating and retaining effective officers and key employees. Our committee reviews base salaries and salary increases of officers and key employees annually in light of the average levels paid by other companies it reviews. Additional salary increases were given to certain officers and key employees during 2001 as an inducement to relocate to Houston. In light of current oilfield service conditions, management decided to not grant salary increases at January 1, 2002, to the Company's officers and those who report directly to them. The Committee concurred with this decision.

VARIABLE COMPENSATION

The Incentive Compensation Plan ("ICP") covers all officers and key employees and is used as the basis to pay bonuses each year based on the achievement of certain financial and operating objectives. For incentive bonuses to be earned, certain threshold levels of performance must be met. Up to two times employees' base bonuses can be earned if specified higher levels of performance are achieved. The ICP formulas are based on the following measurement factors which are weighted as to importance:

o EBITDA (earnings before interest, taxes, depreciation and amortization)

o rig utilization

o days sales outstanding on trade accounts receivable

o inventory levels

o overall return on assets

STOCK PLAN

The Company has two Stock Plans that allow the board to award stock options and stock grants to officers and key employees. The 1997 Plan is established as a broad-based plan under the current guidelines of the New York Stock Exchange. Grants during 2001 are noted in the preceding tables.

At the January 30, 2002, meeting of the Compensation Committee, the award of 5,000 stock options to each

 COMPENSATION COMMITTEE REPORT

non-employee director was approved. The stock options have a $3.50 strike price and expire on January 30, 2009.

CHIEF EXECUTIVE OFFICER

Robert L. Parker Jr. receives a base salary of $522,500. Mr. Parker's base salary was not increased at January 1, 2002, in accordance with management's decision to not grant salary increases to the Company's officers and those that report directly to them due to current oilfield service industry conditions. Mr. Parker's annual bonus is based on the ICP provisions discussed above under "Variable Compensation." Our committee believes that Mr. Parker Jr.'s leadership is a key to our success.

Specifically:

o Mr. Parker Jr. has provided leadership and vision in connection with the strategic direction of the Company,

o Mr. Parker Jr.'s reputation in the industry is an integral part of the success of the Company,

o Mr. Parker Jr.'s guidance has been critical to the Company during periods of depressed market conditions and corporate reorganization.

The amount of Mr. Parker Jr.'s bonus based on performance for 2001 was $200,000, which amount was paid on February 13, 2002. On April 3, 2001, Mr. Parker Jr. was awarded options to purchase 45,000 shares of the Company's stock at a price of $5.35 per share. This award was made concurrently with awards of stock options to officers and other key personnel of the Company.

TAX LAW LIMITS ON EXECUTIVE COMPENSATION

Section 162(m) of the Internal Revenue Code limits tax deductions for certain executive compensation over $1 million. Certain types of compensation are deductible only if performance criteria are specified in detail, and stockholders have approved the compensation arrangements. The committee has not yet adopted a formal policy with respect to qualifying compensation paid to its executive officers for an exemption from this limitation on deductibility imposed by this section. The committee anticipates that all compensation paid to its executive officers during 2001 will qualify for deductibility because no executive's compensation is expected to exceed the dollar limitations of such provision.

Respectively submitted,

Mr. R. Rudolph Reinfrank, Chairman
Mr. James E. Barnes
Mr. David L. Fist
Mr. John W. Gibson

                                                          AUDIT COMMITTEE REPORT

In this section we describe the composition and functions of the Audit Committee as provided by the Charter and the rules and regulations of the Securities and Exchange Commission ("SEC") and the New York Stock Exchange ("NYSE"). At the board of directors meeting, on January 23, 2002, the board appointed Dr. Robert Gates to the Audit Committee. At the same meeting, in compliance with the foregoing regulations, the board reviewed the composition of the Audit Committee and determined that:
 (i) each member satisfies the requirements for "independence",
 (ii) each member possesses the requisite "financial literacy", and
 (iii) at least one member possesses the required "financial expertise".

At a previous meeting on October 25, 2001, the board of directors reviewed the Charter of the Audit Committee and determined that it was in compliance with applicable SEC and NYSE regulations. The Company included the Audit Committee Charter as an exhibit to the 2001 Proxy Statement last year. There have been no changes to the Charter since that time.

AUDIT COMMITTEE REPORT

The role of the audit committee is to assist the board of directors in its oversight of the Company's financial reporting process, system of internal controls, audit processes and compliance with laws, regulations and Company policies. In this capacity, the Audit Committee operates under a Charter which sets forth the duties and responsibilities of the Audit Committee. The Audit Committee reviewed the Charter at its meeting on July 25, 2001, and made no changes to it.

Management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements, the Company's accounting and financial reporting principles and its system of internal controls. The independent accountants are responsible for auditing the Company's financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. The Audit Committee's responsibility is to monitor and review these processes. The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting. We have relied without independent verification on the information provided to us and the representations made by management and the independent accountants. Our oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or internal controls, or that the Company's financial statements are presented in conformance with generally accepted accounting principles.

In the performance of its oversight function, the Audit Committee addressed the following specific matters:

o We reviewed quarterly 10-Qs and the year-end financial statements for the year 2001 and discussed them with management and the independent accountants,

 AUDIT COMMITTEE REPORT

o We discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61,

o We received the written disclosures from the independent accountants required by Independence Standards Board Standard No. 1,

AUDIT FEES FOR 2001

o We discussed with the independent accountants matters relevant to the planning and implementation of their audit of the Company's financial statements,

o We reviewed the fees paid to the independent accountants, PricewaterhouseCoopers LLP ("PWC"), for (1) performing the audit of the Company's financial statements, (2) designing and implementing any financial information systems, and (3) any non-audit services performed during the year, e.g. internal audit and tax preparation services. These fees are set out immediately following this report.

Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Charter, we hereby recommend to the board of directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, to be filed with the SEC, and that they be included in the Company's Annual Report to Stockholders for the year 2001.

Respectfully submitted,

James E. Barnes, Chairman
R. Rudolph Reinfrank
Bernard Duroc-Danner
Robert M. Gates

AUDIT FEES PAID IN 2001

During 2001, the Company paid PWC $1,055,693 for audit and other services, as follows:

Audit: $340,490
Financial Systems Design and
  Implementation: None
Non-Audit Services: $715,203

Approximately $390,000 of the non-audit services in 2001 was for internal audit services with the remaining fees for tax consulting and compliance services. As of July 31, 2002, the Company will no longer retain PWC for internal audit services, and as a result the Company will perform this function internally.

                                                               OTHER INFORMATION

RELATED TRANSACTIONS

Since 1975 when the stockholders approved a Stock Purchase Agreement between the Company and the Robert L. Parker Trust, the Company and Robert L. Parker have entered into various life insurance arrangements on the life of Robert L. Parker. To insure the lives of Mr. and Mrs. Robert L. Parker for $15,200,000 and Mr. Robert L. Parker for $8,000,000, the Company is currently paying $570,490 in annual premiums. Annual premiums funded by the Company will be reimbursed from the proceeds of the policies, plus interest beginning in March 2003 at a one-year treasury bill rate. The Company may use, at its option, up to $7,000,000 of such proceeds to purchase Parker Drilling Company stock from the Robert L. Parker Trust at a discounted price. Robert L. Parker Jr., chief executive officer of the Company and son of Robert L. Parker, will receive one third of the net proceeds of these policies as a beneficiary.

                                     * * *

As part of building business relationships and fostering closer ties to clients, the Company traditionally hosts customers in a variety of activities such as sporting events and other outdoor activities, coupled with industry-related conferences.

Robert L. Parker, chairman of the Company, through the Robert L. Parker Sr. Family Limited Partnership (the "Limited Partnership") owns a 2,987 acre ranch near Kerrville, Texas, ("Cypress Springs Ranch") which the Limited Partnership makes available to the Company for customer retreats and forums and meetings for world-wide company management. The Cypress Springs Ranch provides lodging, conference facilities, sporting and other outdoor activities in conjunction with marketing and business purposes.

These information meetings facilitate in-depth discussions among oil company customers and company operations personnel on all phases of the industry. Robert
L. Parker has a 50 percent general partnership interest and a 46.5 percent limited partnership interest in the Limited Partnership. The Limited Partnership also owns a 4,982 acre cattle ranch near Mazie, Oklahoma ("Mazie Ranch"), 40 miles from the regional office in Tulsa, Oklahoma. The Mazie Ranch is also used by the Company for outdoor activities by customers and is available to employees for outdoor activities and other family recreation. There is an understanding between the Company and the Limited Partnership that the Cypress Springs Ranch and the Mazie Ranch shall be available for Company use without limitation. In consideration for the availability and use of these facilities, the Company pays only the portion of the ranch operating expenses based on the Company's actual use of said facilities. The total amount of these operating expenses paid by the Company in fiscal year 2001 was $185,950.

Additionally, the Company uses a 1,380 acre ranch ("Camp Verde Ranch") owned by Robert L. Parker Jr., which is near the Cypress Springs Ranch. The Camp Verde Ranch is used to provide additional facilities and lodging for business functions at Cypress Springs Ranch, for which the Company pays only that portion of the ranch operating expenses based on the actual use of these facilities. The total amount of

 OTHER INFORMATION

these operating expenses paid by the Company in fiscal 2001 was $30,025.

Mr. Robert L. Parker Jr. incurred tax liability of $163,092 on January 5, 1998, in connection with the vesting of restricted stock granted to him in 1995 by the Company pursuant to the Company's 1991 Stock Grant Plan. As is customary the Company paid the estimated taxes on said stock grant pursuant to an agreement that Mr. Parker Jr. would repay said amounts to the Company. At the present time Mr. Parker Jr. is indebted to the Company in the amount of $163,092.

SEVERANCE COMPENSATION AND CONSULTING AGREEMENTS

Each officer named in the Summary Compensation Table and four additional officers have entered into Severance Compensation and Consulting Agreements (the "Agreements") with the Company. Each Agreement has a six-year term but is automatically extended on a year-to-year basis thereafter unless terminated or unless a change in control occurs, in which case the Agreements will remain in effect until no more benefits are payable thereunder.

Subsequent to the execution of the Agreements, there have been no events of change in control that would trigger the payment of any benefits under the Agreements in the event of the termination of employment of the signatories thereto.

OTHER SEVERANCE ARRANGEMENTS

In connection with the retirement of Mr. James W. Linn, executive vice president and chief operating officer, on July 15, 2001, Mr. Linn entered into a Waiver, Release and Confidentiality Agreement of same date pursuant to which Mr. Linn was paid a $1 million lump sum severance payment, granted the right to receive continuing medical coverage under Parker's health plan until age 65 and was allowed to retain all stock options previously awarded, which options shall continue to vest and otherwise be subject to their respective award agreements. Mr. Linn also agreed to a no compete/no hire provision for a period of 18 months.

INDEMNIFICATION

We indemnify our directors and officers to the fullest extent permitted, which is also required by our Bylaws so that they will serve free from undue concern that they will not be indemnified. It is our policy to have signed agreements with our directors contractually obligating us to provide this indemnification to them.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Company believes that during 2001, all filings with the SEC by its officers, directors and ten percent stockholders complied with requirements for reporting ownership and changes in ownership of Company common stock under Section 16(a) of the Securities Exchange Act of 1934.

COST OF PROXY SOLICITATION

The Company is paying for and distributing proxies. As part of this process, the Company reimburses brokers, nominees, fiduciaries, and other custodians reasonable fees and expenses in forwarding proxy materials to stockholders. The Company is using Georgeson Shareholder Communications, Inc. as its

                                                               OTHER INFORMATION

proxy solicitor to whom it is paying a fee of $7,000 plus expenses. Employees of the Company may also solicit proxies through the mail, telephone or other means. Employees do not receive additional compensation for soliciting proxies.

REQUIREMENTS AND DEADLINES FOR SUBMISSION OF SHAREHOLDER PROPOSALS AND NOMINATION FOR DIRECTORS

Under our Bylaws, certain procedures are provided which a shareholder must follow to nominate persons for election as directors or to introduce an item of business at an annual meeting of shareholders. These procedures provide that nominations for director nominees and/or an item of business to be introduced at an annual meeting of shareholders must be submitted in writing to the Corporate Secretary of the Company at 1401 Enclave Parkway, Suite 600, Houston, Texas 77077. The nomination or proposed item of business must be received no later than 90 days and no more than 120 days in advance of an annual meeting. The 2002 Annual Meeting is tentatively scheduled for April 30, 2003.

For any other annual or special meeting, the nomination or item of business must be received by the tenth day following the date of public disclosure of the date of meeting.

The board is not aware of any matters that are expected to come before the Annual Meeting other than those referred to in this Proxy Statement. If any other matter should come before the Annual Meeting, the persons named in the accompanying proxy intend to vote the proxies in accordance with their best judgment, including consideration of the recommendations of management.

The chairman of the meeting may refuse to allow the transaction of any business not presented beforehand, or to acknowledge the nomination of any person not made, in compliance with the foregoing procedures. Under the rules of the SEC, shareholder proposals intended to be presented at the Company's 2002 Annual Meeting of Shareholders must be received by the Corporate Secretary, at our principal executive offices not less than 90 nor more than 120 days before our 2002 Annual Meeting, tentatively scheduled for April 30, 2003.

If you have questions or need more information about the annual meeting, write to:

  Parker Drilling Company
  Corporate Secretary
  1401 Enclave Parkway, Ste. 600
  Houston, Texas 77077

or call us at (281) 406-2000.

Whether or not you plan to attend the Meeting, please vote by telephone or Internet or mark, sign, date and promptly return the enclosed proxy in the enclosed envelope. The toll free number to vote by telephone is at no cost to you. No postage is required for mailing in the United States.

By order of the board of directors,

/s/ RONALD C. POTTER
Ronald C. Potter
Corporate Secretary

Tulsa, Oklahoma
March 21, 2002

ANNUAL REPORT

The Company has provided to each person whose proxy is being solicited a copy of its 2001 Annual Report to Stockholders. The Company will provide without charge to each person who requests, a copy of the Company's annual report on Form 10-K (including the financial statements and financial schedules thereto) required to be filed with the Securities and Exchange Commission for the year ended December 31, 2001. Such requests should be directed to Mr. Randy Burkhalter, Investor Relations Department, Parker Drilling Company, 1401 Enclave Parkway, Suite 600, Houston, Texas 77077.

Stockholders are invited to keep current on the Company's news releases and other developments throughout the year by way of the Internet. The address for the Parker Drilling Company Web site is http://www.parkerdrilling.com.

                             PARKER DRILLING COMPANY

                         ANNUAL MEETING OF STOCKHOLDERS

                            THURSDAY, APRIL 25, 2002
                                   10:00 A.M.

                                THE WESTLAKE CLUB
                           570 WESTLAKE PARK BOULEVARD
                                 HOUSTON, TEXAS

--------------------------------------------------------------------------------


[PARKER DRILLING LOGO]


PARKER DRILLING COMPANY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS                PROXY
--------------------------------------------------------------------------------
The undersigned appoints ROBERT L. PARKER and ROBERT L. PARKER JR., or either of them, as Proxies, with the power of substitution, and authorizes them to represent the undersigned at the annual meeting of stockholders to be held April 25, 2002, or any adjournment thereof, and to vote all the shares of common stock of Parker Drilling Company held of record by the undersigned on March 8, 2002, as designated on the reverse side.

This Proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED IN FAVOR OF THE PROPOSALS IN EACH SUCH CASE.

                    See reverse side for voting instructions.

                                                  ------------------------------
                                                   COMPANY #
                                                   CONTROL #
                                                  ------------------------------

THERE ARE THREE WAYS TO VOTE YOUR PROXY

YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

VOTE BY PHONE - TOLL FREE - 1-800-240-6326 - QUICK *** EASY *** IMMEDIATE

o Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. on April 24, 2002.

o You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above.

o  Follow the simple instructions the Voice provides you.

VOTE BY INTERNET - http://www.eproxy.com/pkd/ - QUICK *** EASY *** IMMEDIATE

o Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. on April 24, 2002.

o You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to Parker Drilling Company, c/o Shareowner Services(SM), P.O. Box 64873, St. Paul, MN 55164-0873.

    IF YOU VOTE BY TELEPHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD

                               Please detach here

               THE DIRECTORS RECOMMEND A VOTE "FOR" ITEMS 1 AND 2.

1.   Election of directors -- director nominees:
       01  Robert L. Parker                  Vote FOR           Vote WITHHELD
       02  Robert L. Parker Jr.             all nominees      from all nominees
       03  Simon G. Kukes

(Instructions:  To withhold authority to vote for       ------------------------
any individual nominee, write the number(s) of the
nominee(s) in the box to the right.)                    ------------------------

2. PROPOSAL TO RATIFY the selection of PricewaterhouseCoopers LLP as independent accountants for the year 2002.

                                       For           Against             Abstain

3. IN THEIR DISCRETION, the Proxies are authorized to vote in their best judgment upon such other business as may properly come before the meeting.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE.

Discontinue Duplicate Mailings?
I Plan to Attend the Meeting               Date --------------------------------
Address Change?
Indicate change below:                     -------------------------------------

                                           -------------------------------------
                                           Signature(s) In Box

                                           Please sign exactly as your name(s)
                                           appear on Proxy. If held in joint
                                           tenancy, all persons must sign.
                                           Trustees, administrators, etc. should
                                           include title and authority.

THERE ARE THREE WAYS TO VOTE YOUR PROXY

                                          Corporations should provide full name
                                          of corporation and title of authorized
                                          officer signing the proxy.